SECURITY AGREEMENT
This Security Agreement (“Agreement”) is made as of February  _____, 2011 by and among Digitiliti, Inc., a Delaware corporation (the “Debtor”), and the parties listed on Schedule A (each a “Secured Party”, and collectively the “Secured Parties”), and the Collateral Agent (as defined herein) on behalf of the Secured Parties.
A. The Secured Parties have purchased and the Debtor has issued secured convertible promissory notes in the initial aggregate principal amount of $1,100,000 (the “Notes”) pursuant to that certain Convertible Promissory Note and Warrant Purchase Agreement (the “Purchase Agreement”). At the Company’s discretion, said aggregate principal amount of the secured convertible promissory notes can be increased up to $1,200,000 for an aggregate purchase price of $1,320,000 (again reflecting a discount of 10%).
B. Each Note provides that it is secured by a general security interest over all of the assets of the Debtor, as provided in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Grant of Security Interest. The Debtor, in consideration of the funds advanced under the Notes, hereby grants, and conveys to the Collateral Agent, on behalf of the Secured Parties, a security interest in and to all of the Debtor’s existing and future right, title and interest in, to and under the Collateral (as defined in Section 2). This security interest is granted to the Secured Parties to secure (a) the payment of all indebtedness evidenced by the Notes and all renewals, extensions, and modifications of the Notes; (b) the payment, performance and observance of all obligations, covenants and agreements to be paid, performed or observed by the Debtor to any of the Secured Parties; (c) the payment of all other sums, with interest thereon, advanced under the terms of this Agreement; and (d) the performance of the agreements and warranties of the Debtor contained in this Agreement, the Notes, the Purchase Agreement, or incorporated in any of these agreements by reference (the “Obligations”). The Secured Parties shall have all of the rights of a secured party under the Uniform Commercial Code of Delaware or any applicable jurisdiction where the Collateral may be located (“UCC”). The Secured Parties’ security interest in the Collateral shall attach to all such Collateral without further action on the part of the Secured Parties.
2. Collateral. The property subject to the security interest (the “Collateral”) includes all of the Debtor’s tangible and intangible property and assets, wherever located and in whatever form, whether now owned or hereafter acquired, including, without limitation, the following:
2.1 All of the Debtor’s machinery and equipment (as defined in the UCC), and all substitutions, creations, replacements and additions thereto and all components and auxiliary parts used in connection therewith, including all furniture and fixtures;
2.2 All of the Debtor’s accounts, accounts receivable, contract rights, instruments, documents, chattel paper and general intangibles (as such terms are defined in the UCC);
2.3 All forms of obligations owing to the Debtor;

2.4 All tax refunds and tax refund claims;
2.5 All guaranties, security and liens for which the Debtor may hold for the payment or performance of any item of Collateral;
2.6 Letters of credit payable to the Debtor and all proceeds therefrom;
2.7 All rights to goods represented by any item of Collateral, or the sale of which goods gave rise to any item of Collateral;
2.8 the Debtor’s good will;
2.9 All of the Debtor’s inventory (as defined in the UCC), including all goods, merchandise, materials, raw materials, work in progress, finished goods, now owned or hereinafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in the Debtor’s business and all other tangible personal property of the Debtor, wherever located, whether in the Debtor’s or some other person’s possession, and any materials and supplies of any kind used in connection with the Debtor’s business or for packaging or shipping such inventory upon its return to replevy or repossession by the Debtor after sale;
2.10 All instruments of title or documents relating to any item of Collateral;
2.11 All the Debtor’s books, records and lists in whatever form maintained related to any item of Collateral;
2.12 All patents and applications for a patent, including, without limitation, each patent and patent application referred to in Exhibit B attached hereto, together with all reissues, continuations, divisions, modifications, substitutions and extensions thereof;
2.13 All know-how, proprietary information, all software source and object code whether created or licensed by the Debtor, maskworks, all data that comprises the Debtor’s databases;
2.14 All trademarks and copyrights;
2.15 All commercial tort claims;
2.16 Any other property which now or hereafter serves as security for the Obligations;
2.17 All property of the types described in Sections 2.1 through 2.15 or similar thereto, that at any time hereafter may be acquired by the Debtor, including but not limited to all accessions, parts, additions, and replacements; and
2.18 All proceeds of any item of Collateral and all proceeds of such proceeds, including (without limitation) all accounts, instruments, chattel paper or other rights to payment, money, insurance proceeds and all refunds of insurance premiums due or to become due under all insurance policies covering the foregoing property and proceeds derived from any condemnation of the Collateral.

3. Perfection of Security Interest. Concurrently with the execution of this Agreement, the Debtor shall deliver to Secured Parties, or their agents, a form or forms of National Financing Statement (Form UCC-1) and such other documentation as may be required or helpful as evidence of the granting and perfection of the security interest in the Collateral granted to the Secured Parties hereunder. The Secured Parties shall, immediately upon execution of this Agreement, cause the financing statement(s) to be filed with the Secretary of State of Delaware.
4. Subordination. Each Secured Party hereby agrees and acknowledges that the security interest granted to the Secured Parties pursuant to this Agreement is expressly subordinate to the Vault Loan (as such term is defined in the Purchase Agreement) and Permitted Indebtedness (see Section 2.1(a) of the Purchase Agreement. Additionally, the Secured Parties shall, from time to time, at the request of the Company, subordinate the portion security interest securing repayment of the Notes covering accounts receivable only to any accounts receivable or equipment based financing obtained by the Company from any bank or other lender.
5. Removal of Collateral Prohibited. The Debtor shall not permanently remove any Collateral from its premises without the written consent of the Collateral Agent, except that the Debtor may dispose of Collateral in the ordinary course of business.
6. Debtor’s Representations, Warranties and Covenants. As long as the Debtor has outstanding Obligations to a Secured Party, the Debtor hereby represents, warrants and covenants with such Secured Party that:
6.1 The Debtor is a corporation duly organized and validly existing under the laws of the State of Delaware, and it will at all times take or cause to be taken all actions as may from time to time be necessary to maintain in good standing, preserve and renew its company existence and rights.
6.2 The Debtor and its officers signing this Agreement have the corporate power and authority to enter into and perform this Agreement and have taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and any related agreements or documents. This Agreement is a legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms; and the Debtor’s execution, delivery and performance of this Agreement does not conflict with or violate the Debtor’s certificate of incorporation, bylaws, or any law, regulation, order, judgment, rule or agreement to which the Debtor is a party or by which it is bound.
6.3 Except for the Permitted Liens listed on Exhibit 6.3, all of the Collateral is and shall at all times remain free and clear of any and all liens, claims or encumbrances that are senior to the lien granted by this Agreement.
6.4 Except for inventory sold in the ordinary course of business, the Debtor has and will have good and indefeasible title to, and is and will be the true owner of the Collateral.
6.5 The execution of and performance by the Debtor of all of the terms and provisions contained in this Agreement do not and will not constitute, or would not constitute following any notice or lapse of time, an event of default under any agreement (including any existing loan agreement, promissory note or other loan document) to which the Debtor is now or hereafter becomes a party.

6.6 The Debtor will punctually pay or cause to be paid all payments of principal and interest to become due in respect of the Note according to the terms thereof.
6.7 The Debtor will keep, at all times, true and complete books of account and financial records in accordance with generally accepted accounting principles.
6.8 Within ten days after written notice from the Collateral Agent, the Debtor shall reimburse the Collateral Agent, for all sums expended by the Collateral Agent, in connection with the filing of any third-party claim as to the Collateral or any part thereof which the Collateral Agent may deem reasonably necessary or desirable, or in connection with any action brought by the Collateral Agent, to correct any default or enforce any provision of this Agreement, including reasonable attorneys’ fees and expenses and court costs.
6.9 The Debtor will not sell, transfer or encumber the Collateral except in the ordinary course of business.
6.10 Except in the ordinary course of business, the Debtor shall not lease or otherwise dispose of, remove, move, relocate or transfer, or permit the removal, movement, relocation or transfer, whether by sale or otherwise, any of the Collateral, and shall keep the Collateral only at its principal place of business, or at any other secured warehouse or location owned or leased by the Debtor, or such other location as shall be used from time to time by the Debtor to temporarily store the Collateral so long as the Collateral remains fully insured, unless and until the Debtor provides Secured Party, with written notice that the Collateral is being moved to such location, specifying the exact address of such location and the exact Collateral to be moved, at least 30 days prior to moving the Collateral to such location.
7. Protection of Secured Party’s Security. If an Event of Default, as defined in the Notes, has occurred, or if any action or proceeding is commenced which materially adversely affects the Collateral or title thereto or the interest of the Secured Parties therein, then the Secured Parties, upon the prior written consent of the Collateral Agent, may make such appearance, disburse such sums, and take such action as the Secured Parties deem necessary, in their sole discretion, to protect the Secured Parties’ interest, including but not limited to (a) disbursement of reasonable hourly attorneys’ fees, (b) entry upon the Debtor’s property to make repairs to the Collateral, and (c) procurement of satisfactory insurance that is reasonable under the circumstances. Any amounts disbursed by the Secured Parties pursuant to this Section 7, with interest thereon, shall become additional indebtedness of the Debtor secured by this Agreement. Unless the Debtor and the Collateral Agent agree to other terms of payment, such amounts shall be immediately due and payable, and if the Secured Parties notify the Debtor within five days of such disbursement, all such amounts shall bear interest from the date which is ten days following the date of disbursement at the rate stated in the Notes. Nothing contained in this Section 7 shall require the Secured Parties to incur any expense or take any action.

8. Collateral Agent.
(a) Appointment. The Majority Noteholders may from time to time appoint a collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) to serve from the date of such appointment until the earliest of resignation, removal of the Collateral Agent by the Majority Noteholders, or termination of this Agreement. Upon ten days written notice to the Debtor, the Majority Noteholders (as such term is defined in the Purchase Agreement) may appoint another Collateral Agent.
(b) Powers and Duties of Collateral Agent. Each Secured Party hereby irrevocably authorizes the Collateral Agent, if any, to take such action and to exercise such powers hereunder as provided herein or as requested in writing by the Majority Noteholders. The Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advice of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith. The Collateral Agent may not, without consent of the Majority Noteholders, demand payment of the Notes or foreclose on the Collateral. For the avoidance of doubt and without in any way limiting the rights of the Collateral Agent set forth herein, the Collateral Agent may with consent of the Majority Noteholders subordinate repayment of the Notes and their security interest hereby granted to other obligations of the Debtor.
(c) Indemnity by Secured Parties. Neither the Collateral Agent nor any of its partners, directors, officers, employees, or agents shall be liable or responsible to any Secured Party or to the Debtor for any action taken or omitted to be taken by the Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, nor shall the Collateral Agent or any of its partners, directors, officers, employees, or agents be liable or responsible for: (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of the Debtor to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of the Debtor’s compliance with any of the terms and conditions of this Agreement; (iv) the failure by the Debtor to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral. In the case of this Agreement, the transactions contemplated hereby and any document relating to the Collateral, each of the Secured Parties agrees to pay to the Collateral Agent, on demand, its pro rata share of all fees and all expenses incurred by the Collateral Agent in connection with the operation and enforcement of this Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by the Debtor. In the case of this Agreement and each instrument and document relating to any of the Collateral, each of the Secured Parties and the Debtor hereby agrees to hold the Collateral Agent harmless, and to indemnify the Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by the Collateral Agent under this Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be.
9. Forbearance by Collateral Agent Not a Waiver. Any forbearance by the Collateral Agent in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of, or preclude the exercise of, any right or remedy. The acceptance by the Collateral Agent of payment of any sum secured by this Agreement or the Purchase Agreement after the due date of such payment shall not be a waiver of the Secured Parties’ right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. No action taken by the Collateral Agent shall waive the Secured Parties’ right to accelerate the indebtedness secured by this Agreement and seek such other remedies as are provided by this Agreement, the Purchase Agreement or applicable law.

10. Uniform Commercial Code Security Agreement. This Agreement is intended to be a security agreement pursuant to the UCC for all of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the UCC, and the Debtor hereby grants the Collateral Agent a security interest in such items. The Debtor agrees that the Secured Parties may file any appropriate document in the appropriate jurisdiction as a financing statement for any of the Collateral. In addition, the Debtor agrees to execute, if necessary, and deliver to the Secured Parties, upon a Secured Party’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement or the Purchase Agreement in such form as the Secured Parties may require to perfect a security interest with respect to said Collateral. The Debtor shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Secured Parties may reasonably require. Without the prior written consent of the Collateral Agent, the Debtor shall not create or suffer to be created pursuant to the UCC any other security interest in the Collateral, including replacements and additions thereto, except under Section 4. Upon the occurrence of an Event of Default (as such term is defined in the Notes), the Secured Parties shall have the remedies of a “secured party” under the UCC and, at the Collateral Agent’s option, may also invoke the other remedies provided in this Agreement, the Notes, or the Purchase Agreement as to such items. In exercising any of such remedies, the Secured Parties may proceed against any or all of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of the Secured Parties remedies under the UCC or of the other remedies provided in this Agreement and/or the Subscription Agreement.
11. Events of Default. The Debtor shall be in default under this Agreement upon the occurrence of an Event of Default (as such term is defined in the Notes) or a breach of the Purchase Agreement.
12. Rights of Secured Parties.
(a) Upon the occurrence of an Event of Default (as such term is defined in the Notes) or a breach of the Purchase Agreement, the Collateral Agent may, at the request of the Majority Noteholders, require the Debtor to assemble the Collateral and make it available to the Collateral Agent at the place to be designated by the Collateral Agent which is reasonably convenient to both parties. The Collateral Agent may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition pursuant to the UCC. The Collateral Agent or any Secured Party may bid at any public sale on all or any portion of the Collateral. The Collateral Agent shall give the Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least ten days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.
(b) Notwithstanding any provision of this Agreement, the Collateral Agent shall be under no obligation to offer to sell the Collateral. In the event the Collateral Agent offers to sell the Collateral, the Collateral Agent will be under no obligation to consummate a sale of the Collateral if, in its reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral.
(c) In the event the Collateral Agent elects not to sell the Collateral, the Collateral Agent may elect to follow the procedures set forth in the UCC for retaining the Collateral in satisfaction of the Debtor’s obligation, subject to the Debtor’s rights under such procedures.

13. Remedies Cumulative. Each remedy provided in this Agreement or the Purchase Agreement is distinct and cumulative to all other rights or remedies under this Agreement or the Purchase Agreement or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.
14. Costs and Expenses. The Debtor agrees to pay on demand all costs and expenses, including reasonable hourly attorneys fees and court costs, of the Secured Parties in connection with the enforcement of this Agreement (whether suit is commenced or not).
15. Notices, etc. All notices, requests, demands, approvals, consents, and other communications which are required or may be given hereunder shall be (a) in writing; (b) addressed to the address furnished addressed to the parties as set forth on the signature page hereto, unless a party notifies the others of a change of address (in which case the latest noticed address shall be used); and (c) deemed to have been duly given (i) on the date given by hand delivery or facsimile, or (ii) the day after deposit with a recognized overnight courier; provided that if the actual or deemed notice date is not a business day, the date of actual or deemed notice shall be the next business day thereafter.
16. Entire Agreement, Savings Clause, Assigns and Governing Law. This Agreement, the Purchase Agreement, the Notes and all documents referenced therein contain the entire understanding between and among the parties and supersede any prior understandings and agreements among them respecting the subject matter of such agreements and instruments. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.
17. Amendment and Additional Parties. The Agreement may be amended only in writing signed by the Debtor and the Collateral Agent.
18. Attorneys’ Fees. Any actions or proceedings, including arbitration, brought by either party with respect to this Agreement, the court or arbitrator in such action or proceeding shall award to the prevailing party, in addition to any other relief granted, (i) the actual attorneys’ fees based on a reasonable hourly basis which the prevailing party has paid or is obligated to pay; and (ii) all costs and expenses, not merely recoverable costs, which the prevailing party has paid or is obligated to pay. The court may reduce such actual attorneys’ fees, costs and expenses only to the extent that the court determines that such amounts were unnecessarily incurred or unreasonable. In addition, the parties agree that if any dispute between the parties results in a judgment in favor of either party, such party shall be entitled to recover from the other all reasonable hourly attorneys’ fees and costs incurred by it in enforcing such judgment. This provision is intended to be severable from any other provision of this Agreement and is not to be deemed merged in the judgment.

19. Time is of the Essence. TIME IS EXPRESSLY DECLARED TO BE OF THE ESSENCE of each Obligation of the Debtor hereunder and in all matters concerning this Agreement, including all acts or things to be done or performed in connection herewith, and specifically of every provision of this Agreement and the Notes in which time is an element.
20. Counterparts; Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original Agreement, and all of which shall constitute one Agreement to be effective as of the date of execution of this Agreement.
[Multiple signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

THE DEBTOR:	COLLATERAL AGENT:

DIGITILITI, Inc. a Delaware corporation	INSERT NAME OF COLLATERAL AGENT, IF ANY

By:	By:
Name:	Name:
Its:	Its:

Address: 266 East 7th Street, St. Paul, MN 55101
Phone:	Address:
Fax:	Phone:
Fax:
[Multiple secured party signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the date first above written.

SECURED PARTY:

Name:

Sign:

(Address)

(Phone and Fax Numbers)

SCHEDULE A
SECURED PARTIES

EXHIBIT B
LIST OF PATENTS AND PATENT APPLICATIONS

EXHIBIT 6.3
PERMITTED LIENS
“Permitted Liens” are:
(a) Liens approved in writing by the Collateral Agent or the Majority Noteholders;
(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the Debtor maintains adequate reserves on its books;
(c) Purchase money liens (i) on equipment acquired or held by the Debtor incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the lien is confined to the property and improvements and the proceeds of the equipment;
(d) Leases or subleases and licenses or sublicenses granted in the ordinary course of the Debtor’s business including those listed on Attachment A incorporated herein by reference; and
(e) Liens of carriers, warehousemen, suppliers, or other persons that are possessory in nature arising in the ordinary course of business so long as such liens attach only to inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto.

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